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                                                                   Exhibit 23.1

                  INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of OAO Technology Solutions, Inc. on Form S-1 of our report dated May 5, 1997, except for Note 16, as to which the date is July 31, 1997 appearing in the Prospectus, which is part of the Registration Statement, and the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
------------------------
Deloitte & Touche LLP

Washington D.C.
August 19, 1997